FIRST AMENDMENT

        THIS FIRST AMENDMENT dated as of December 14, 2001 (this “Amendment”) amends the Credit Agreement dated as of May 10, 2001 (the “Credit Agreement”) among Nu Skin Enterprises, Inc. (the “Company”), various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

          WHEREAS, the Company, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

          WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

          NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1         Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement shall be amended as follows.

1.1          Amendment to Preamble. The second “WHEREAS” clause is restated in its entirety to read as follows:

WHEREAS, the Lenders are willing to extend commitments to make Loans to, and to issue or participate in letters of credit issued for the account of, the Company hereunder for the purposes provided herein and on the terms and subject to the conditions set forth herein.

         1.2          Amendments to Definitions.

         (a)         The definition of "Eurodollar Loan" is amended in its entirety to read as follows:

Eurodollar Loan means any Loan denominated in US Dollars which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

        (b)           Clause (c) of the definition of “Interest Period” is amended by inserting the words “Dollar Equivalent” before the phrase “principal amount of all Yen LIBOR Loans and Eurodollar Loans” contained therein.

         (c)         The definition of "Stated Amount" is amended in its entirety to read as follows:

Stated Amount means, with respect to any Letter of Credit at any date of determination, the maximum aggregate Dollar Equivalent amount available for drawing thereunder at any time during the then ensuing term of such Letter of Credit under any and all circumstances, plus the aggregate Dollar Equivalent amount of all unreimbursed payments and disbursements under such Letter of Credit.

          (d)          Clause (b) of the definition of "Total Outstandings" is amended in its entirety to read as follows: "the aggregate Stated Amount of all Letters of Credit".

1.3          Addition of New Section 1.3. A new Section 1.3 is added to the Credit Agreement in appropriate numerical sequence to read as follows:

1.3 Currency Fluctuations. For purposes of calculating usage under Section 5 and the Total Outstandings as of any date (except as set forth in Sections 6.2(c) and 11.2.1(d)), (a) the Dollar Equivalent amount of each Yen LIBOR Loan shall be calculated (i) during the first year following the Signing Date, using the Spot Rate of Exchange as in effect on the Signing Date, and (ii) during each year thereafter, using the Spot Rate of Exchange as in effect on the most-recent annual anniversary of the Signing Date (or if such day is not a Business Day, on the next succeeding Business Day), and (b) the Stated Amount of each Letter of Credit denominated in a currency other than Dollars shall be calculated (i) on the date of the issuance thereof, (ii) on each date on which the Stated Amount of such Letter of Credit is changed, (iii) on each date on which the Commitment Amount is reduced pursuant to Section 6.1, or (iv) on any other date requested by the applicable Issuing Lender, in each case based upon the Spot Rate of Exchange for such date.

         1.4          Amendment to Section 2.1.2. Clause (b)(ii) of Section 2.1.2 is amended by inserting the words “Dollar Equivalent” before the phrase “principal amount of all outstanding Loans” contained therein.

         1.5         Amendment to Section 2.3.1. The second sentence of Section 2.3.1 is amended in its entirety to read as follows:

Each such notice shall be accompanied by an L/C Application, duly executed by the Company (together with any Subsidiary for the account of which the related Letter of Credit is to be issued) and in all respects satisfactory to the Administrative Agent and the applicable Issuing Lender, together with such other documentation as the Administrative Agent or such Issuing Lender may reasonably request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the amount (which shall be denominated in Dollars or any other foreign currency (i) as to which a Dollar Equivalent may be readily calculated, (ii) which is readily available, freely transferable and convertible into Dollars and (iii) has been agreed to by the Issuing Lender), whether such Letter of Credit is to be transferable in whole or in part and the expiration date of such Letter of Credit (which shall not be later than the Termination Date and shall not result in the aggregate Stated Amount of all Letters of Credit scheduled to be outstanding after any date on which the Commitment Amount is scheduled to be reduced pursuant to Section 6.1(d), plus the aggregate Dollar Equivalent principal amount of all Yen LIBOR Loans and Eurodollar Loans having Interest Periods ending after such date, to exceed the Commitment Amount scheduled to be in effect at the close of business on such date).

         1.6          Amendment to Section 5.1. The second sentence of Section 5.1 is amended by inserting the words “Dollar Equivalent” before the phrase “principal amount of all outstanding Loans” contained therein.

         1.7         Amendments to Section 5.3. Section 5.3 is amended by (a) inserting the words “Dollar Equivalent” immediately before the phrase “undrawn amount of such standby Letter of Credit” contained in clause (a) of that section and (b) inserting the words “Dollar Equivalent” immediately after the phrase “the greater of 0.125% of the” contained in clause (b) of that section.

         1.8         Amendments to Section 6.2. Section 6.2 is amended as follows:

         (a)         Clause (a) is restated in its entirety to read as follows:

(a) Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part; provided that the Company shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 A.M., New York time, (i) in the case of Floating Rate Loans, on the day of such prepayment, (ii) in the case of Yen LIBOR Loans, at least five Business Days prior to the date of such prepayment, and (iii) in the case of Eurodollar Loans, at least three Business Days prior to the date of such prepayment, in each case specifying the Loans to be prepaid and the date (which shall be a Business Day) and amount of prepayment. Each partial prepayment of Floating Rate Loans and Eurodollar Loans shall be in an aggregate principal amount of $1,000,000 or an integral multiple thereof and each partial prepayment of Yen LIBOR Loans shall be in an aggregate principal amount of ¥100,000,000 or an integral multiple thereof. After giving effect to any partial prepayment, each borrowing of Yen LIBOR Loans and Eurodollar Loans shall be in the applicable amount required for a Group pursuant to Section 2.2.1.

         (b)          The heading of clause (b) is restated in its entirety to read "Mandatory Prepayments Resulting from Commitment Reductions".

          (c)         Clause "(c)" is redesignated as clause "(d)".

          (d)         A new clause (c) is added to Section 6.2 to read as follows:

(c) Mandatory Prepayments Resulting from Currency Fluctuations. If, as of the last Business Day of any month, the Total Outstandings (calculated (i) with respect to Yen LIBOR Loans, using the Spot Rate of Exchange for such day and (ii) with respect to Letters of Credit, as provided in Section 1.3(b)) exceed 110‰ of the Commitment Amount, (x) the Administrative Agent shall promptly notify the Company and (y) the Company shall, within seven Business Days following the receipt of such notice, prepay Loans by the amount of such excess (rounded upward, if necessary, to an integral multiple of (A) in the case of Floating Rate Loans and Eurodollar Loans, $1,000,000 and (B) in the case of Yen LIBOR Loans, ¥100,000,000).

1.9          Addition of New Section 11.2.1(d). A new Section 11.2.1(d) is added to the Credit Agreement in appropriate sequence to read as follows:

(d) after giving effect to any borrowing made and any Letter of Credit issued during the period beginning on the date that a prepayment is required pursuant to Section 6.2(c) and ending on the immediately following May 10, the Total Outstandings (calculated (i) with respect to Yen LIBOR Loans, using the Spot Rate of Exchange for the date such prepayment was required and (ii) with respect to Letters of Credit, as provided in Section 1.3(b)) shall not exceed the Commitment Amount.

SECTION 2          Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Section 9 of the Credit Agreement is true and correct in all material respects as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date, and (b) no Event of Default or Unmatured Event of Default exists.

SECTION 3          Effectiveness. The amendments set forth in Section 1 above shall become effective when the Administrative Agent shall have received (i) counterparts of this Amendment executed by the Company and the Required Lenders and (ii) a Confirmation, substantially in the form of Exhibit A, signed by the Company and each Subsidiary.

         SECTION 4          Miscellaneous.

4.1          Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby.

4.2           Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

4.3          Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York (without regard to principles of conflicts of laws, other than Title 15 of Article 5 of the New York General Obligations Law).

4.4          Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

          Delivered as of the day and year first above written.

NU SKIN ENTERPRISES, INC.

By  /s/  Corey B. Lindley
Title  CFO, Executive Vice President

BANK OF AMERICA, N.A., as Administrative
Agent and as a Lender

By  /s/  Gretchen Spoo
Title  Principal

BANK ONE, NA with its main office in Chicago,
Illinois (successor by merger to Bank
One, Utah, NA)

By  /s/  Mark F. Nelson
Title  Vice President

S-1

Exhibit A

CONFIRMATION

Dated as of December 14, 2001

To: Bank of America, N.A., individually and as Administrative Agent (as defined below), and the other financial institutions party to the Credit Agreement referred to below

        Please refer to (a) the Credit Agreement dated as of May 10, 2001 (the “Credit Agreement”) among Nu Skin Enterprises, Inc., various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”); (b) the other “Loan Documents” (as defined in the Credit Agreement), including the Guaranty and the Pledge Agreement; and (c) the First Amendment dated as of December 14, 2001 to the Credit Agreement (the “First Amendment”).

          Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the First Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

NU SKIN ENTERPRISES, INC.

By:  /s/  Corey B. Lindley
Name:  Corey B. Lindley
Title:  CFO, Vice President

NU SKIN INTERNATIONAL, INC.
NU SKIN HONG KONG, INC.
NU SKIN TAIWAN, INC.
NU SKIN UNITED STATES, INC.

By:  /s/  Corey B. Lindley
Name:  Corey B. Lindley
Title:  CFO, Vice President